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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        Date of Report: December 23, 2004
                        (Date of earliest event reported)

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-25198                 36-3973627
(State or other jurisdiction      (Commission File No.)        (IRS Employer
     of incorporation)                                      Identification No.)


                           11859 South Central Avenue
                              Alsip, Illinois 60803
                    (Address of Principal Executive Offices)

                                 (708) 293-4050
               Registrant's telephone number including area code)

          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     As previously reported, on December 23, 2004, Universal Automotive Industries, Inc. (the "Company") filed an amended Quarterly Report on Form 10-Q/A for each of the periods ended March 31, June 30, and September 30, 2004. The Quarterly Reports were filed to reclassify the Company's presentation of a gain on valuation of assets purchased in the quarter ended March 31, 2004 from "other expense:/(income)" to an "extraordinary item." As a result of the reclassification of the gain in these periods, the Company would have been in violation of its earnings before interest, taxes, depreciation and amortization (EBITDA) covenant contained in its revolving line of credit agreement (the "Credit Agreement") with its principal lender, Congress Financial Corporation (Central) ("Congress"). As a result of this covenant violation, on December 23, 2004, the Company entered into Amendment No. 1 (the "Amendment") to the Credit Agreement. Pursuant to the Amendment, Congress agrees to waive the covenant violations for each month through September 2004.

     Additionally, the Amendment revises the Credit Agreement in the following respects: (i) revises the Company's EBITDA covenant on a going forward basis to more closely align the covenant with the Company's projections from operations;
(ii) obligates the Company to reduce its outstanding obligation under the Credit Agreement by an amount equal to $3,000,000 on or before January 31, 2005, payable from proceeds of the issuance of debt or equity; (iii) increases the effective interest rate on the Company's borrowings by approximately 0.50% per annum (currently, the interest rate is 1.25% plus prime rate); (iv) reduces the aggregate amount of the Company's inventory borrowing limit to the lesser of:
(a) $13,500,000 or (b) a formula relating to certain inventory asset tests; (v) increases the minimum excess availability under the Credit Agreement by $1 million (to a minimum of $2 million of excess availability); and (vi) establishes new minimum sales covenants for the Company. In connection with the execution of the Amendment, the Company agrees to pay Congress an amendment fee equal to $100,000, payable in equal installments of $50,000 on January 31, 2005 and July 29, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2004

                                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.

                                      By:  /s/ Arvin Scott
                                           -------------------------------------
                                      Its: Chief Executive Officer and President